PERSPECTIVE II® (04/16)
(NV7173)
INDIVIDUAL VARIABLE AND FIXED ANNUITY APPLICATION (VA620NY 09/12)

JACKSON®
NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

Home Office: Purchase, NY 10577
www.jackson.com

First Class Mail: P.O. Box 30314
Lansing, MI 48909-7814

Overnight Mail: 1 Corporate Way
Lansing, MI 48951

Customer Care: 800-599-5651
Bank or Financial Institution Customer Care: 888-464-7779
Fax: 888-576-8383
Hours: 8:00 a.m. to 8:00 p.m. ET
Email: contactus@jackson.com

Linking/BIN/Brokerage Acct. Number (if applicable) ____________

Jackson of NY® pre-assigned Contract Number (if applicable) ____________

- **PLEASE PRINT CLEARLY**
- Please see the Good Order Checklist for additional requirements.

Primary Owner

Sex ☐ Male ☐ Female

U.S. Citizen ☐ Yes ☐ No

Type of Ownership: ☐ Individual/Joint ☐ Custodian ☐ Trust ☐ Corporation/Pension Plan ☐ Government Entity

Social Security Number ____________ or Tax ID Number ____________

Phone Number (include area code) ____________

First Name ____________ Middle Name ____________ Last Name ____________

Date of Birth (mm/dd/yyyy) ____________

Non-Natural Owner/Entity Name (if applicable) ____________

Email Address (print clearly) ____________

Physical Address Line 1 (No P.O. Boxes) ____________ Line 2 ____________

City ____________ State ____ ZIP ____________

Mailing Address Line 1 ____________ Line 2 ____________

City ____________ State ____ ZIP ____________

Joint Owner

Social Security Number ____________

Sex ☐ Male ☐ Female

U.S. Citizen ☐ Yes ☐ No

Phone Number (include area code) ____________

First Name ____________ Middle Name ____________ Last Name ____________

Email Address (print clearly) ____________

Relationship to Owner ____________

Date of Birth (mm/dd/yyyy) ____________

Physical Address Line 1 (No P.O. Boxes) ____________ Line 2 ____________

City ____________ State ____ ZIP ____________

NVDA 620SS 01/16 Page 1 of 10 **NV7173 04/16**

LONG-TERM SMART®

Primary Annuitant

- Complete this section if different than Owner. If Primary Annuitant section is left blank, the Annuitant will default to the Owner.

Social Security Number

Sex ☐ Male ☐ Female

U.S. Citizen ☐ Yes ☐ No

Phone Number (include area code)

First Name | Middle Name | Last Name | Date of Birth (mm/dd/yyyy)

Physical Address Line 1 (No P.O. Boxes) | Line 2

City | State | ZIP

Joint/Contingent Annuitant

- Complete this section if different than Joint Owner. If Joint Annuitant section is left blank, the Joint Annuitant will default to the Joint Owner.
- Contingent Annuitant **must** be Annuitant's spouse. Available only on a Qualified plan custodial account when electing a Joint GMWB.

☐ No Joint Annuitant

☐ Contingent Annuitant

Social Security Number

Sex ☐ Male ☐ Female

U.S. Citizen ☐ Yes ☐ No

Phone Number (include area code)

First Name | Middle Name | Last Name | Date of Birth (mm/dd/yyyy)

Physical Address Line 1 (No P.O. Boxes) | Line 2

City | State | ZIP | Relationship to Owner

Beneficiary(ies)

! It is required for Good Order that the Death Benefit Percentage be whole numbers and **must** total 100% for each beneficiary type. If Percentage of Death Benefit is left blank, all beneficiaries will receive equal shares.

- Please use form N3041 for additional beneficiaries.

☐ Primary

Percentage of Death Benefit ____ %

Social Security/Tax ID Number

First Name | Middle Name | Last Name | Date of Birth (mm/dd/yyyy)

Non-Natural Entity Name | Relationship to Owner

Physical Address Line 1 (No P.O. Boxes) | Line 2

City | State | ZIP | Phone Number (include area code)

☐ Primary ☐ Contingent

Percentage of Death Benefit ____ %

Social Security/Tax ID Number

First Name | Middle Name | Last Name | Date of Birth (mm/dd/yyyy)

Non-Natural Entity Name | Relationship to Owner

Physical Address Line 1 (No P.O. Boxes) | Line 2

City | State | ZIP | Phone Number (include area code)

NVDA 620SS 01/16 Page 2 of 10 NV7173 04/16

LONG-TERM SMART

Premium Payment

Select method of payment and note approximate amount:

Check $ ______ Wire $ ______

External Transfer $ ______ Internal Transfer $ ______

Annuity Type

☐ IRA - Traditional* ☐ Non-Tax Qualified ☐ Roth IRA* ☐ SEP ☐ 403(b) TSA

☐ Stretch IRA ☐ Non-Qualified Stretch ☐ Roth Conversion Other: ______

*Tax Contribution Years and Amounts:

Year: ______ $ ______ Year: ______ $ ______

Statement Regarding Replacement of Existing Policies or Annuity Contracts

! It is required for Good Order that this entire section be completed.

- If replacing, please provide the Jackson National Life Insurance Company of New York® (Jackson of NY) pre-assigned Contract number.

Are you replacing an existing life insurance policy or annuity contract?

No ☐ **Yes** ☐ **Jackson of NY pre-assigned Contract number:** ______

Please complete all necessary forms as required by New York Regulation 60.

Transfer Information

Please check the appropriate box(es) under the "Transfer Type" and "Client Initiated" headings. **Jackson of NY will only request the funds if the "Client Initiated" section is left blank or checked "No."**

- One account number per box. Please also submit form N3783 for external transfers.

Transfer Type	Client Initiated	Company releasing funds	Account number	Anticipated date of receipt	Anticipated transfer amount
☐ Full ☐ Partial	☐ Yes ☐ No				$
☐ Full ☐ Partial	☐ Yes ☐ No				$

Non-Qualified Plan Types: ☐ IRC 1035 Exchange ☐ Non-1035 Exchange

All Other Plan Types: ☐ Direct Transfer ☐ Direct Rollover ☐ Non-Direct Rollover

Annuitization/Income Date

Specify Income Date (mm/dd/yyyy) ______

If an Annuitization/Income Date is not specified, Jackson of NY will default to the Latest Income Date as shown in the Contract.

NVDA 620SS 01/16 Page 3 of 10 **NV7173 04/16**

LONG-TERM SMART

Systematic Investment (periodic premium reallocation programs)

- Only the Investment Division(s) and the 1-Year Fixed Account Option (subject to availability) as selected in the Premium Allocation section will participate in Automatic Rebalancing.
- Other Systematic Investment Options may be available. Please see Systematic Investment form (NV2375).

Automatic Rebalancing. The 3-, 5- and 7-Year Fixed Account Options are not available for Automatic Rebalancing.

Frequency: ☐ Monthly ☐ Quarterly ☐ Semiannually ☐ Annually

Start Date (mm/dd/yyyy): ________ **OR** ☐ Immediately after issue.

Note: If no start date is selected, the program will begin one month/quarter/half-year/year (depending on the frequency you select) from the date Jackson of NY applies the initial Premium payment. If no frequency is selected, the frequency will be annual. If the start date indicated is on day 29, 30, or 31 of a month, but the frequency at which the transfer will occur does not always include this date, Jackson of NY will default the start date and all subsequent transfer dates to the 28th.

DCA (Dollar Cost Averaging)

☐ This request is to establish the Dollar Cost Averaging option.

If DCA is selected, the Systematic Investment Form (NV2375) must be attached and completed for "Good Order."

Premium Allocation

! Tell us how you want your annuity Premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

! **Total number of allocation selections may not exceed 99.**

%	Traditional Investments
	Equity Investments
	JNL® Multi-Manager Small Cap Growth (116)
	JNL Multi-Manager Small Cap Value (208)
	JNL/American Funds® Blue Chip Income and Growth (339)
	JNL/American Funds Global Small Capitalization (341)
	JNL/American Funds Growth-Income (342)
	JNL/BlackRock Large Cap Select Growth (102)
	JNL/Capital Guardian Global Balanced (150)
	JNL/DFA U.S. Core Equity (115)
	JNL/Franklin Templeton Founding Strategy (062)
	JNL/Franklin Templeton Global Growth (069)
	JNL/Franklin Templeton Income (075)
	JNL/Franklin Templeton Mutual Shares (064)
	JNL/Goldman Sachs Mid Cap Value (207)
	JNL/Invesco Mid Cap Value (132)

%	Traditional Investments
	Equity Investments (cont. from previous column)
	JNL/Invesco Small Cap Growth (195)
	JNL/JPMorgan MidCap Growth (101)
	JNL/Mellon Capital S&P ® 400 MidCap Index (124)
	JNL/Mellon Capital S&P 500® Index (123)
	JNL/Mellon Capital Small Cap Index (128)
	JNL/Morgan Stanley Mid Cap Growth (360)
	JNL/PPM America Mid Cap Value (293)
	JNL/PPM America Small Cap Value (294)
	JNL/PPM America Value Equity (106)
	JNL/T. Rowe Price Established Growth (111)
	JNL/T. Rowe Price Mid-Cap Growth (112)
	JNL/T. Rowe Price Value (149)
	JNL/WMC Balanced (104)
	JNL/WMC Value (179)

%	Traditional Investments
	International
	JNL/American Funds International (343)
	JNL/American Funds New World (344)
	JNL/Causeway International Value Select (126)
	JNL/Franklin Templeton International Small Cap Growth (250)
	JNL/Invesco China-India (273)
	JNL/Invesco International Growth (113)
	JNL/Mellon Capital Emerging Markets Index (349)
	JNL/Mellon Capital International Index (129)
	JNL/Oppenheimer Global Growth (173)

PREMIUM ALLOCATIONS CONTINUED ON PAGE 5.

NVDA 620SS 01/16 Page 4 of 10 **NV7173 04/16**

LONG-TERM SMART

Premium Allocation (Cont. from page 4)

! Tell us how you want your annuity Premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

! **Total number of allocation selections may not exceed 99.**

- **NOTE:** The Contract permits Jackson of NY to restrict the amount of Premium payments into, and the amount and frequency of transfers between, into and from, any Fixed Account Option; to close any Fixed Account Option; and to require transfers from a Fixed Account Option. Accordingly, you should consider whether investment in a Fixed Account Option is suitable given your investment objectives.

%	Traditional Investments – Sector
	JNL/Mellon Capital Consumer Brands Sector (185)
	JNL/Mellon Capital Financial Sector (189)
	JNL/Mellon Capital Healthcare Sector (188)
	JNL/Mellon Capital Oil & Gas Sector (190)
	JNL/Mellon Capital Technology Sector (187)

%	Traditional Investments – Specialty
	JNL/Mellon Capital 10 x 10 (243)
	JNL/Mellon Capital European 30 (299)
	JNL/Mellon Capital Index 5 (242)
	JNL/Mellon Capital JNL 5 (224)
	JNL/Mellon Capital Nasdaq® 100 (222)
	JNL/Mellon Capital Pacific Rim 30 (298)
	JNL/Mellon Capital S&P 24 (074)
	JNL/Mellon Capital S&P SMid 60 (248)
	JNL/S&P 4 (292)
	JNL/S&P Competitive Advantage (274)
	JNL/S&P Dividend Income & Growth (278)
	JNL/S&P Intrinsic Value (279)
	JNL/S&P Total Yield (280)
	JNL/S&P Mid 3 (363)

%	Traditional Investments – Fixed Income
	JNL/American Funds Global Bond (340)
	JNL/Crescent High Income (660)
	JNL/DoubleLine® Total Return (636)
	JNL/Franklin Templeton Global Multisector Bond (348)
	JNL/Goldman Sachs Core Plus Bond (110)
	JNL/JPMorgan U.S. Government & Quality Bond (109)
	JNL/Mellon Capital Bond Index (133)
	JNL/Neuberger Berman Strategic Income (361)
	JNL/PIMCO Credit Income (604)
	JNL/PIMCO Real Return (078)
	JNL/PIMCO Total Return Bond (127)
	JNL/PPM America Floating Rate Income (346)
	JNL/PPM America High Yield Bond (136)
	JNL/PPM America Total Return (662)
	JNL/T. Rowe Price Short-Term Bond (076)
	JNL/WMC Money Market (107)

%	Alternative Investments
	JNL/BlackRock Natural Resources (066)
	JNL/Brookfield Global Infrastructure and MLP (347)
	JNL/Goldman Sachs U.S. Equity Flex (068)
	JNL/Invesco Global Real Estate (206)

%	Tactically Managed Strategies
	JNL/BlackRock Global Allocation (345)
	JNL/FPA + DoubleLine Flexible Allocation (305)

%	Asset Allocation
	JNL Disciplined Moderate (070)
	JNL Disciplined Moderate Growth (071)
	JNL Disciplined Growth (072)
	JNL Institutional Alt 20 (301)
	JNL Institutional Alt 35 (302)
	JNL Institutional Alt 50 (303)
	JNL/American Funds Balanced Allocation (357)
	JNL/American Funds Growth Allocation (358)
	JNL/S&P Managed Conservative (227)
	JNL/S&P Managed Moderate (226)
	JNL/S&P Managed Moderate Growth (117)
	JNL/S&P Managed Growth (118)
	JNL/S&P Managed Aggressive Growth (119)

%	Fixed Account Options
	1-Year (041)
	3-Year (043)
	5-Year (045)
	7-Year (047)

NVDA 620SS 01/16 Page 5 of 10 NV7173 04/16

LONG-TERM SMART

Optional Guaranteed Minimum Withdrawal Benefits

(May select only one For Life GMWB or GMWB)

- Once selected optional benefits cannot be changed.
- **Optional GMWB Benefits: Additional charges will apply. Please see the prospectus for details.**
- Election Age limitations apply based on the age of the Owner(s) or Covered Lives.

LifeGuard Freedom Flex®[1]

For Life GMWB with Annual Step-Up (Ages 35-80)

! **Must** select both a Bonus and Income Stream Level for Good Order.

Bonus%: AND **Income Stream℠ Level (GAWA%)[2]:**

- ☐ 5%
- ☐ 6%
- ☐ 7%

- ☐ Level 1
- ☐ Level 2
- ☐ Level 3
- ☐ Level 4
- ☐ Level 5

LifeGuard Freedom 6 Net®[1]

For Life GMWB with Bonus, Annual Step-Up, and Earnings-Sensitive Withdrawal Amount (Ages 35-80)

Income Stream Level (GAWA%)[2]: (**Must** select one)

☐ Level 1 ☐ Level 3 ☐ Level 5
☐ Level 2 ☐ Level 4

LifeGuard Freedom Flex w/ Joint Option[1,3,4,5]

Joint For Life GMWB with Annual Step-Up (Ages 35-80)

! **Must** select both a Bonus and Income Stream Level for Good Order.

Bonus%: AND **Income Stream Level (GAWA%)[2]:**

- ☐ 5%
- ☐ 6%

- ☐ Level 1
- ☐ Level 2
- ☐ Level 3

LifeGuard Freedom 6 Net w/ Joint Option[1,3,4,5]

Joint For Life GMWB with Bonus, Annual Step-Up, and Earnings-Sensitive Withdrawal Amount (Ages 35-80)

Income Stream Level (GAWA%)[2]: (**Must** select one)

☐ Level 1 ☐ Level 3
☐ Level 2

LifeGuard Freedom Flex DB NY[1,6]

For Life GMWB with 6% Bonus, Annual Step-Up, and Highest Anniversary Value Death Benefit (Ages 35-72)

Income Stream Level (GAWA%)[2]: (**Must** select one)

☐ Level 1 ☐ Level 3 ☐ Level 5
☐ Level 2 ☐ Level 4

☐ **MarketGuard Stretch®[6,7]**
GMWB (Ages 0-80)

☐ **AutoGuard® 5**[1]
5% GMWB with Annual Step-Up (Ages 0-80)

[1] May not be selected on beneficiary Stretches or Non-Qualified Stretches.
[2] Availability of the Income Stream Levels (Guaranteed Annual Withdrawal Amount percentage (GAWA%) table options) are subject to change. Please consult your representative for availability. Varying charges apply.
[3] For Non-Qualified plans, spousal joint ownership required unless non-natural owner, then spousal joint annuitants required. Please ensure the Joint Owner section on page 1 (including the "Relationship to Owner" box) is properly completed.
[4] For Qualified plans, excluding custodial accounts, 100% primary spousal Beneficiary designation is required. Please ensure the Primary Beneficiary section on page 2 (including the "Relationship to Owner" box) is properly completed.
[5] For Qualified plan custodial accounts, Annuitant's spouse must be designated as Contingent Annuitant.
[6] May not be selected in combination with an Optional Death Benefit on page 7.
[7] May only be selected on beneficiary Stretches and Non-Qualified Stretches.

If electing a Guaranteed Minimum Withdrawal Benefit, please read the disclosures in the Notice to Applicant section on page 9.

Optional Benefits are continued on page 7.

NVDA 620SS 01/16 Page 6 of 10 **NV7173 04/16**

LONG-TERM SMART

Optional Death Benefits

- Once selected optional benefits cannot be changed.
- **Optional Death Benefits and Other Optional Benefits: Additional charges will apply. Please see the prospectus for details.**
- If no Optional Death Benefit is selected your beneficiary(ies) will receive the standard death benefit. Please see the prospectus for details.
- Election Age limitations apply based on the age of the Owner(s) or Covered Lives.

May not be selected on beneficiary Stretches, Non-Qualified Stretches or in combination with LifeGuard Freedom Flex DB NY or MarketGuard Stretch on page 6.

☐ **Highest Anniversary Value Death Benefit** (Ages 0-79)

Other Optional Benefits

Withdrawal Options

☐ **4-Year Withdrawal Charge Schedule**[1,2] (Ages 0-85)

[1] If selected, Premium payments will not be accepted after the first Contract Year.

[2] Notice to Producer/Representative only: If selected, all Program Options may not be available. Contact your home office for details.

NVDA 620SS 01/16 Page 7 of 10 NV7173 04/16

LONG-TERM SMART

Telephone/Electronic Transfer Authorization

- If no election is made, Jackson of NY will default to "No."
- This authorization is not extended to Authorized Callers.

By checking "Yes,"I (we) authorize Jackson of NY to accept instructions to initiate or discontinue Systematic Investment options (Rebalancing, Dollar Cost Averaging, Earnings Sweep) or transfer contract values between investment options via telephone, internet, or other electronic medium from me (us) and my (our) Producer/Representative, subject to Jackson of NY's administrative procedures.

Do you consent to Telephone/Electronic Transfer Authorization? ☐ Yes ☐ No

I (We) release Jackson of NY, its affiliates, subsidiaries, and agents from all damages related in any way to its acting upon any unauthorized telephone/electronic instruction. I (We) understand and agree that Jackson of NY reserves the right to terminate or modify these telephone/electronic privileges at any time, without cause and without notice to me (us).

Authorized Caller

- This authorization is not extended to Telephone/ Electronic Transfer Authorization.

If you want to authorize an individual other than your Producer/Representative to receive Contract information via telephone, please list that individual's information here.

First Name	Middle Name	Last Name

Social Security Number	Date of Birth (mm/dd/yyyy)

Electronic Delivery Authorization

- If no election is made, Jackson of NY will default to "No."
- **Selection of "ALL DOCUMENTS" excludes quarterly statements.**
- Please provide one email address and print clearly.
- If you authorize E-delivery but do not provide an email address or the address is illegible, E-delivery will not be initiated.

Do you consent to Electronic Delivery of Documents? ☐ Yes ☐ No

GO GREEN. IT'S ONLY NATURAL.

Check the box(es) next to the types of documents you wish to receive electronically. If Electronic Delivery is authorized, but no document type is selected, the selection will default to "All Documents."

☐ **ALL DOCUMENTS** ☐ Prospectuses and prospectus supplements ☐ Annual and Semi-Annual reports

☐ Periodic and immediate confirmation statements ☐ Other Contract-related correspondence

My email address is: ____________________

I (We) will notify the company of any new email address.

This consent will continue until revoked and will cover delivery to you in the form of an email or by notice to you of a document's availability on Jackson of NY's website. Please contact the appropriate Jackson of NY Service Center or go to www.jackson.com to update your email address, revoke your consent to electronic delivery or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons. Registration on Jackson of NY's website (www.jackson.com) is required for electronic delivery of Contract-related correspondence.

The computer hardware and software requirements that are necessary to receive, process and retain electronic communications that are subject to this consent are as follows: To view and download material electronically, you must have a computer with internet access, an active email account and Adobe Acrobat Reader. If you don't already have Adobe Acrobat Reader, you can download it free from www.adobe.com.

There is no charge for electronic delivery of electronic communications, although you may incur the costs of internet access and of such computer and related hardware and software as may be necessary for you to receive, process and retain electronic documents and communications from Jackson of NY. Please make certain you have given Jackson of NY a current email address. Also let Jackson of NY know if that email address changes. We may need to notify you of a document's availability through email. You may request paper copies, whether or not you consent or revoke your consent for electronic delivery, at any time and for no charge. Even if you have given us consent, we are not required to make electronic delivery and we have the right to deliver any documents or communications in paper form.

NVDA 620SS 01/16 Page 8 of 10 **NV7173 04/16**

Client Acknowledgments Page 9 of 10 LONG-TERM SMART NVDA 620SS 01/16 Notice to Applicant NV7173 04/16 1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded. 2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct. 3. I (We) certify that the date of birth of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant, Joint Annuitant, or Contingent Annuitant, if applicable, stated in this application is (are) true and correctly recorded. 4. I (We) understand that annuity benefits, death benefit values, and withdrawal values, if any, when based on the investment experience of an Investment Division in the separate account of Jackson of NY, are variable and may be increased or decreased, and the dollar amounts are not guaranteed. 5. I (We) have been given a current prospectus for this variable annuity and for each available Investment Division. 6. The Contract I (we) have applied for is suitable for my (our) insurance and investment objectives, financial situation and needs. 7. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value. 8. I (We) understand that the Contract's Fixed Account Minimum Interest Rate will be redetermined each Redetermination Date. The redetermined rate, which may be higher or lower than the Initial Fixed Account Minimum Interest Rate, will apply for that entire Redetermination Period. 9. I (We) understand that allocations to the Fixed Account Options, with certain exceptions, are subject to an adjustment if withdrawn or transferred prior to the end of the applicable period, which may reduce amounts withdrawn or transferred. 10. I (We) understand that Jackson of NY issues other annuities with similar features, benefits, limitations and charges. I (We) have discussed the alternatives with my (our) financial representative. 11. I (We) understand that Jackson of NY may restrict the availability of one or more of the Fixed Account Options and/or reserves the right not to accept additional Premium allocations and transfers into the Fixed Account at any time on a nondiscriminatory basis. Please note the following applies to all Guaranteed Minimum Withdrawal Benefits elected on page 6. A Guaranteed Minimum Withdrawal Benefit (GMWB) may not be appropriate for Owners whose primary objective is to take maximum advantage of the tax deferral available to them under an annuity Contract. These endorsements may also have limited usefulness in connection with tax-qualified contracts in relation to Required Minimum Distributions (RMDs) imposed by the IRS. Some withdrawals necessary to satisfy RMDs may prematurely deteriorate the benefits provided by a GMWB. When purchasing a tax-qualified contract, special consideration should be given to whether or not the purchase of a GMWB is appropriate for the Owner's situation, including consideration of RMDs. Please consult a tax advisor. If you make subsequent Premium payments, we will allocate them in the same way as your Contract's first Premium payment unless you tell us otherwise. Please refer to the current prospectus for complete information regarding your elected GMWB, including how additional Premium payments increase your Guaranteed Withdrawal Balance (GWB), as each GMWB works differently. Subject to the benefit terms, conditions, and limitations, the elected GMWB guarantees that a certain amount may be withdrawn annually, regardless of market performance and even if the Contract Value is zero, until the GMWB is terminated. Excess withdrawals may result in a significant reduction in your Guaranteed Annual Withdrawal Amount (GAWA) and GWB. You may not be able to change the Owner, Joint Owner, Annuitants, or primary spousal Beneficiary, depending on which GMWB you have selected. Please note that while Jackson of NY does not currently increase the GMWB charge upon election of an Owner Initiated Step-Up, we retain the right to do so in the future.

LONG-TERM SMART

Client Signatures

! It is required for Good Order that all applicable parties to the Contract sign here.

Owner's Signature | Date Signed (mm/dd/yyyy) | State where signed

Owner's Title (required if owned by an Entity)

Joint Owner's Signature | Date Signed (mm/dd/yyyy)

Annuitant's Signature (if other than Owner) | Date Signed (mm/dd/yyyy) | State where signed

Joint Annuitant's Signature (if other than Joint Owner) | Date Signed (mm/dd/yyyy)

Producer/Representative Acknowledgments

By signing this form, I certify that:

1. I am authorized and qualified to discuss the Contract herein applied for.
2. I have fully explained the Contract to the client, including Contract benefits, restrictions and charges and I believe this transaction is suitable given the client's financial situation and needs.
3. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief.
4. I have complied with requirements for disclosures and/or replacements as necessary.

- **Program Options Note:** Contact your home office for program information. If no option is indicated, the designated default will be used.

Jackson of NY Prod./Rep. No. | Producer/Representative # 1 Signature | Date Signed (mm/dd/yyyy)

First Name | Middle Name | Last Name

Email Address (print clearly) | Business Phone Number (include area code) | Extension

Program Options ☐ A ☐ B ☐ C ☐ D ☐ E | Percentage %

If more than one Producer/Representative is participating in a Program Option on this case, please provide the additional Producer/Representative names, Jackson of NY Producer/Representative numbers and percentages for each (producers # 1-3 totaling 100%).

- If Percentage is left blank, all Producer/Reps will receive equal shares.

Producer/Representative Name # 2 | Jackson of NY Producer/Representative No. | Percentage %

Producer/Representative Name # 3 | Jackson of NY Producer/Representative No. | Percentage %

Not FDIC/NCUA Insured • Not Bank/CU guaranteed • May lose value
Not a deposit • Not insured by any federal agency

NVDA 620SS 01/16 Page 10 of 10 **NV7173 04/16**